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                                                                   Exhibit 10.29

                                   CART, INC.
                                      2003
                   ENTRANT SUPPORT AND PARTICIPATION AGREEMENT

     This Agreement is entered into between the undersigned race team ("Applicant") and CART, Inc. ("CART") as follows. Applicant hereby applies for a financial support and participation package for the 2003 racing season as herein described (the "Program"). This Agreement is subject to approval by the Board of Directors of Championship Auto Racing Teams, Inc. Applicant understands that CART expressly reserves the right to reject this Agreement for any reason and, furthermore, that the Program is limited to only twenty (20) Applicants.

1. OBJECTIVES. The parties are desirous of maintaining and enhancing the viability, stability and financial success of the CART Series (the "Series") and the race teams participating therein.

2. FINANCIAL SUPPORT PACKAGE. Applicant shall be entitled to financial support intended to help defray the expenses incurred through active and competitive participation in the Series, subject to the terms and conditions set forth herein.

   A. The financial support package for 2003 under this Program shall include the components as set forth in Exhibits A and B attached hereto.

   B. Participation in the Program in accordance with all terms and conditions set forth herein shall, subject to compliance with all other applicable requirements, entitle Applicant to receive a 2004 Franchise Membership at no cost.

3. OBLIGATIONS OF APPLICANT.

   A. Applicant hereby commits to participate (as defined in CART's participation guidelines attached as Exhibit C hereto) in each and every CART Series event in 2003, including Spring Training, pre-race transporter parades as well as other promotional and on-track activities as mandated from time to time by CART. Applicant applies for a financial support package for the following entrant:

      Entrant:__________________________________________________________________

      Driver:___________________________________________________________________

      Sponsor(s):_______________________________________________________________

      __________________________________________________________________________

   B. Applicant consents to CART disclosing, communicating and publicizing


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      Applicant's commitment to participate in Series events as stated herein.

   C. Applicant shall provide CART with signage placement rights on an area of Applicant's race car(s) registered for Series participation, to be reasonably prescribed by CART as part of CART's Contingency Program. Such area, for 2003, shall initially be the area on the side of the tub of the race car from the leading edge of the side pod forward to the forward most part of the tub as depicted on Exhibit "D" attached hereto.

   D. Applicant agrees to abide by all the terms and conditions contained in the Restated CART, Inc. By-Laws, as amended from time to time as well as all provisions of the CART Series Rule Book, as amended or supplemented from time to time including but not limited to the CART Contingency Program. Applicant agrees to contract with its drivers in order to compel their compliance with the terms of the Program as published by CART. Applicant agrees that failure to comply with the terms of the Program may subject it to penalties pursuant to Chapter 10 of the CART Rulebook.

   E. Applicant shall enter into a lease agreement with CART for the lease of the Cosworth engine and into a service agreement with Cosworth for the rebuilding, service and support of the Cosworth engines.

   F. Applicant agrees that its failure to observe or perform any of its obligations as stated in this Agreement shall constitute a material breach of this Agreement.

4. TERM AND TERMINATION; DEFAULT.

   A. The term of this Agreement shall commence upon the execution hereof by CART and shall continue through the conclusion of the 2003 Series, unless earlier terminated as herein provided.

   B. Either party may terminate this Agreement forthwith by written notice:

      (i) if the other party fails to observe or perform any of its material obligations hereunder or breaches any of the warranties contained herein; or

      (ii) if the other party becomes bankrupt or insolvent or enters into liquidation (other than a voluntary liquidation for the purposes of reconstruction, amalgamation or similar reorganization) or enters into any arrangement or composition with its creditors, or has a receiver or administrator appointed over all or part of its property or assets; or

      (iii) if the other party breaches the terms and conditions of the lease agreement referred to in Section 3E above.


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   C. Termination of this Agreement shall be without prejudice to any existing rights and/or claims that the terminating party may have against the other, and shall not relieve such other party from fulfilling the obligations accrued prior to such termination.

   D. Upon termination of this Agreement by CART based on material breach of this Agreement, (i) Applicant shall forfeit eligibility to receive the payments or benefits identified in Exhibit A, and (ii) Applicant shall be liable for liquidated damages which shall be defined as all amounts identified in Exhibit A theretofore received by or paid on behalf of Applicant as provided in Paragraphs 1 and 2 of Exhibit A. The parties acknowledge that because of the difficulties and inconvenience in attempting to establish the damage to CART if Applicant breaches this Agreement, the parties agree to the aforesaid damages as liquidated damages and not as a penalty, which is the parties' reasonable estimate of fair compensation for the foreseeable losses that might result from the breach. Applicant understands and agrees that Section 7.4.6 of the CART Series Rule Book regarding debts due CART shall apply to such liquidated damages.

5. REPRESENTATIONS AND WARRANTIES.

   A. Upon execution by the respective parties, Applicant and CART each represent and warrant to the other that it has full right, power, and authority to enter into this Agreement and execute and deliver this Agreement and perform the transactions contemplated herein and that the execution and delivery of this Agreement and the consummation thereby will not result in the breach of any agreement or undertaking by which it or its affiliated entities are bound, or violate any order, injunction or decree of any court, administrative agency or governmental body.

   B. Applicant represents and warrants that it has appropriate financial capability to operate a race team, suitable equipment and qualified personnel to participate in each and every Series event in 2003, and the ability to pay its debts in the normal course of business by way of sponsorship contracts or other means. Applicant shall make its books, records, and sponsorship contracts available for inspection by CART or its designee during normal business hours upon reasonable request and such inspection may be imposed by CART as a precondition to the execution of this Agreement. The evaluation of the criteria as described in this
      Section 5B shall be at CART's sole discretion. Such books, records, and sponsorship contracts shall be kept strictly confidential.

6. MISCELLANEOUS.

   A. ASSIGNMENT. Applicant acknowledges that, if this Agreement is accepted, the rights and duties of Applicant belong solely to Applicant, and that CART has entered into this Agreement in reliance on the individual or


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      collective character, racing ability and the business and financial capacity of Applicant and the principals thereof. This Agreement is not transferable or assignable by Applicant. CART maintains the right to assign this Agreement to race teams other than Applicant's race team in the event that Applicant does not comply with any provision of this Agreement or satisfy any of the criteria set forth in this Agreement.

   B. RELATIONSHIP OF THE PARTIES. This Agreement does not constitute either party the agent of the other, or create a partnership, joint venture or similar relationship between the parties, and neither party shall have the power to bind the other party in any manner whatsoever.

   C. CONFIDENTIALITY. Except as provided in Paragraph 3B, the parties acknowledge that the terms and conditions of this Agreement are confidential and agree to take whatever measures are reasonably necessary to preserve such confidentiality, unless disclosure is required by law. Nevertheless, such information may be disclosed to the parties' attorneys, agents, consultants, financial advisers and others with a need to know in the ordinary course of business, provided that such persons are placed under a similar obligation of confidentiality.

   D. INTEGRATION. This Agreement, together with its Exhibits, which forms an integral part of this Agreement, is intended to be the sole and complete statement of obligation of the parties as to the subject matter hereof and supersedes all previous understandings, negotiations and proposals as to such subject matter. This Agreement may not be altered, amended or modified except in writing signed by a duly authorized representative of the parties hereto.

   E. REMEDIES. The rights, remedies and benefits provided by this Agreement shall be cumulative, and shall not be exclusive of any other said rights, remedies and benefits, or of any other rights, remedies and benefits allowed by law.

   F. REPUTATION OF PARTIES. The parties acknowledge the importance of each party's reputation, good will and public image and, accordingly, agree to maintain and enhance such image by restraining from taking any action contrary to the best interest of either party, or detracting from the reputation of either party. Each party shall refrain from making any statements about the other party that adversely affects, casts in an unfavorable light, or otherwise maligns the business or reputation of such other party or any of its principals.

   G. ARBITRATION: Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in Indianapolis, Indiana in accordance with the rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The


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      prevailing party in such arbitration shall be allowed to recoup any and all attorneys? fees, interests and costs therein.

   H. FORCE MAJEURE.

      (i) If participation by Applicant at a Series event is rendered impossible based upon verified equipment damage or mechanical failure, safety considerations, driver injury, or other event or circumstances beyond the control of the Applicant including act of God, accident, fire, strike or other labor dispute, such failure to participate shall not be deemed to be a breach of this Agreement by Applicant to perform its obligations hereunder during the duration of such force majeure event.

      (ii) If the staging of any Series race event is prevented or cancelled due to act of God, accident, fire, strike or other labor dispute, riot or civil commotion, terrorism, government action, inclement weather, or for any other reason beyond the control of CART, or otherwise cancelled by the promoter of such race event, such cancellation shall not be deemed to be a breach of this Agreement by CART and CART shall not be obligated in any manner to Applicant with respect to such cancelled Series race event.

IN WITNESS WHEREOF, Applicant has duly executed this Agreement.

                                        (TEAM):

                                        Signature ______________________________

                                        Print Name _____________________________

                                        Title __________________________________

                                        Date ___________________________________


                                   ACCEPTANCE

This Agreement is hereby accepted by CART based on the information contained herein.

                                        Dated:__________________________________

                                        By:_____________________________________

                                        Print Name:_____________________________

                                        Title:__________________________________


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                                    EXHIBIT A

         2003 CART FULL SEASON ENTRANT SUPPORT PROGRAM ("ESP") BENEFITS


1. Total Appearance Money Paid to 2003 CART ESP Teams $42,500 per race

   - The appearance money shall be paid on a per race basis separately from race winnings at the rate of $42,500 per race. For CART ESP Teams, assuming a 20 race season, the appearance money payment shall be a total of $850,000 for the year and 19 races would pay $807,500 for the year and 18 races would pay $765,000 for the year. A minimum of 18 race payments shall be made and a maximum of 20 race payments shall be made, depending upon the number of races conducted by CART in the 2003 racing season.

   - The combined appearance money includes the sum of ESP Appearance Money of $450,000 total ($22,500 per race) for the season plus ESP Contingency Program Money of $400,000 total ($20,000 per race) for a combined total of $850,000 paid to each ESP team ($42,500 per race per ESP Team).

   - Contingency Program compliance is mandatory for all CART ESP Teams and the $20,000 per race Contingency Program Money is contingent on compliance with the terms of the Contingency Program.

2. 2003-2004 Engine Program Related Support

ESP Engine/Track Support                                               $275,000

   - CART shall pay Cosworth directly, on behalf of its CART ESP Teams, for the purchase of engines for the CART engine pool as well as for track support for each CART ESP Team, in the 2003 and 2004 seasons.

3. Non-Cash Benefits Provided to CART ESP Teams

Waiver of Crash Box Lease                                          $10,000 Value
Waiver of Pop-Off Valve or Rev Limit Monitor Lease                 $20,000 Value
Waiver of Spring Training/Testing Fees (3 open tests)              $30,000 Value
Waiver of Season Entry Fee                                         $25,000 Value
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Total (Non-Cash) Benefit                                           $85,000 Value

   - The waivers of the crash box lease, pop-off valve lease, spring training fee, testing fees and season entry fee represent cash savings to the CART ESP Teams over programs previously paid for by CART teams.


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4. Ancillary (Non-Cash Benefits) Outside the CART ESP Benefits

Approximate Negotiated Tire Discount (to be determined)           $250,000 Value
Approximate Overseas Freight, Hotel, Airfare                      $400,000 Value
Waiver of 1 x Hospitality Space Per Event (16 events)             $80,000 Value
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Total Ancillary Benefits Outside ESP Benefits                     $730,000

   - The benefits in this Section 4 are ancillary benefits that CART uses its best efforts to provide, however, such benefits are in addition to but not part of the ESP benefits. The negotiated tire discount is intended to represent a discount, from the full freight cost a team would pay for tires, if the team complies with the terms of the CART/Tire Supplier Agreement. Overseas freight, hotel and airfare are customarily paid by CART's promoters and CART negotiates, to the best of its ability, to defray these costs from team budgets. CART uses its best efforts to negotiate one
     (1) hospitality space per team at no charge for each event.

5. Summary of Benefits Provided to CART ESP Teams

Appearance Money Paid to 2003 CART ESP Teams (20 race example)        $850,000
ESP Engine/Track Support   Paid to Cosworth (2003-2004)               $275,000
Non-Cash Benefits Provided to CART ESP Teams (value)                  $85,000
Total Ancillary Benefits Outside ESP Benefits (value)                 $730,000
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Total Approximate Benefit (both cash, non-cash and ancillary)         $1,940,000


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                                    EXHIBIT B

           2003 FULL SEASON ENTRANT SUPPORT PROGRAM ("ESP") TEAM COSTS


Summary of ESP Engine Program Costs Paid By CART ESP Teams

Engine Lease paid to CART
     (4 x $25,000 payments on 1/1, 3/1, 5/1, 7/1)                     $100,000
Engine Rebuild Costs (paid by ESP Teams to Cosworth)                  $1,275,000
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Total Team Costs for ESP Engine Program                               $1,375,000

   - Ancillary costs associated with the Cosworth engine program such as, but not limited to, costs for damage to engines for over-revs, turbo chargers, exhaust systems, damage to engines caused by a crash of a race car, domestic freight and other charges are not included in the $1,275,000 fee to Cosworth but shall be set forth in a common Customer Engine Service Agreement between Cosworth and individual CART ESP Teams.


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                                    EXHIBIT C

                            PARTICIPATION GUIDELINES


Bona fide participation shall be determined for all purposed (i.e., distribution of funds, franchise eligibility, franchise retention, etc.) in connection with the following criteria and procedures.

   1. In order to establish bona fide participation in a CART sanctioned Champ Car event, a CART licensed race team (Entrant shall comply with each of the following requirements:

      A. The Entrant must be properly entered, including race ready car(s) and driver ("Entry").

      B. The Entrant must possess suitable equipment, resources and qualified personnel necessary to compete in every phase of the event.

      C. The Entry must participate in at least one (1) practice or qualifying session with a recorded lap time not greater than one hundred fifteen (115%) percent of the average of the fastest lap times posted to each of the two (2) fastest qualifiers, if such average is 45.000 seconds or less or one hundred ten (110%) percent if such average is greater than
         45.000 seconds. This requirement shall be deemed to have been met upon fulfillment of the race participation requirements set forth in subparagraph E (i) and (ii) below.

      D. The Entry must make an official qualification attempt.

      E. If eligible for a starting position, the Entry must:

         i  Start the race with the intent of running the entire race; and

         ii Complete not less than twenty (20%) percent of the scheduled distance of the race (subject to paragraph two below).

   2. The Vice President of Racing Operations and the Chief Steward shall have the duty to determine bona fide participation in accordance with these Guidelines and may grant a waiver to one (1) or more of the aforesaid participation requirements (for all purposes or for such limited purpose as may be prescribed in such waiver), on a case by case basis, based on:

      A. Verified equipment damage or mechanical failure;

      B. Safety considerations;

      C. In the event an Entrant is ready, willing and able to participate in an overseas race event, an inability to do so as a result of not being selected to participate in accordance with the eligibility criteria established for these events;


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      D. An Entry's disqualification (Rule Book reference 10.4) resulting from a rules violation imposed by CART officials;

      E. Driver injury; or

      F. Any other reason beyond the reasonable control of the Entrant.

   3. In the event it is determined that a franchise Entry or full season nonfranchise Entry fails to exhibit bona fide participation in a CART sanctioned Champ Car event (including Spring Training), CART shall promptly provide a written notice of such determination to the Entrant.

   4. The Entrant may, upon request, review the facts and circumstances with the Vice President of Racing Operations and Chief Steward, informally, and may also seek review of such determination through the protest and appeal provisions set forth in the CART Rule Book, including time requirements and the payment of fees. Protests are heard by the stewards. Appeals are heard by the Membership Committee.

   5. Upon the timely exhaustion of all protest and appeal procedures, the Entrant may appeal the decision of the Membership Committee to the Franchise Board for a final determination by written notice of appeal received by the Vice President of Racing Operations within three (3) legal business days following the announcement of the decision of the Membership Committee. A concurrence of not less than sixteen (16) votes cast by the Franchise Board during a regularly scheduled meeting is required to reverse the decision of the Membership Committee.

   6. The interpretation and application of these Guidelines are subject to and shall be consistent with the CART Restated By-Laws, as amended.


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                                    EXHIBIT D

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